                           FORM OF SHARE CERTIFICATE
 NUMBER                                                       SHARES
 CUSIP                                                        CLASS

                               [Name of Fund]

This certifies that           is the owner of
Fully paid and non-assessable [Common Shares of Capital Stock][Shares of
Beneficial Interest], of the Class and number indicated above, of [Name of
Fund], [each of the par value of One Tenth of One Cent][without par value], transferable on the books of the [Corporation][Trust] by the holder thereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate is not valid unless countersigned by the
Transfer Agent.  (See reverse for certain abbreviations.)
Witness, the facsimile signatures of duly authorized officers of the
[Corporation][Trust].

Dated:
[signature]          [signature]
 Secretary            President
                                  COUNTERSIGNED
                        AMERICAN FUNDS SERVICE COMPANY
                                 TRANSFER AGENT
BY:

____________________________________________________
             AUTHORIZED SIGNATURE

THE ISSUER OF THE SHARES REPRESENTED BY THIS CERTIFICATE WILL FURNISH TO ANY
SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE
DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF
EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, THE VARIATIONS IN THE RELATIVE
RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH CLASS AND SERIES INSOFAR AS
THE SAME HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF
DIRECTORS OR TRUSTEES TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES
OF CLASSES AND SERIES OF SHARES OF THE ISSUER.  IF YOU WOULD LIKE A COPY OF THE
FULL STATEMENT, PLEASE WRITE TO THE SECRETARY OF THE ISSUER OR ITS TRANSFER
AGENT.

CLASS B AND SERIES B SHARES REDEEMED WITHIN SIX YEARS OF THEIR PURCHASE ARE
SUBJECT TO A DEFERRED SALES CHARGE OF UP TO 5%.  CLASS C AND SERIES C SHARES
REDEEMED WITHIN ONE YEAR OF THEIR PURCHASE ARE SUBJECT TO A DEFERRED SALES
CHARGE OF 1%. IN ADDITION, DURING THE MONTH FOLLOWING THE 96-MONTH PERIOD THAT
BEGINS ON THE FIRST DAY OF THE MONTH IN WHICH CLASS B AND SERIES B SHARES ARE
PURCHASED, SUCH SHARES (ALONG WITH SHARES OF THE SAME CLASS AND SERIES
PURCHASED THROUGH REINVESTMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS ON SUCH
SHARES) WILL AUTOMATICALLY CONVERT TO CLASS A SHARES (OR COMMON SHARES) ON THE
BASIS OF THEN CURRENT RELATIVE NET ASSET VALUES PER SHARE.  SIMILARLY, DURING
THE MONTH FOLLOWING THE 120-MONTH PERIOD THAT BEGINS ON THE FIRST DAY OF THE
MONTH IN WHICH CLASS C AND SERIES C SHARES ARE PURCHASED, SUCH SHARES (ALONG
WITH SHARES OF THE SAME CLASS AND SERIES PURCHASED THROUGH REINVESTMENT OF
DIVIDENDS AND OTHER DISTRIBUTIONS ON SUCH SHARES) WILL AUTOMATICALLY CONVERT TO
CLASS F SHARES (OR ALTERNATIVE COMMON SHARES, SERIES F) ON THE BASIS OF THEN
CURRENT RELATIVE NET ASSET VALUES PER SHARE. THE ISSUER MAY SUSPEND SUCH
CONVERSION IN CERTAIN LIMITED CIRCUMSTANCES, IN WHICH CASE AN EXCHANGE
PRIVILEGE WILL APPLY.  THE ISSUER MAY REQUIRE TENDER OF THIS CERTIFICATE PRIOR
TO ANY CONVERSION OR EXCHANGE.  IF SUCH TENDER IS NOT REQUIRED, THE NUMBER OF
SHARES REPRESENTED BY THIS CERTIFICATE AFTER SUCH CONVERSION OR EXCHANGE WILL
BE DIFFERENT THAN THE NUMBER INDICATED ON THE FACE OF THIS CERTIFICATE.
SHAREHOLDERS MAY RETURN THIS CERTIFICATE AFTER ANY CONVERSION OR EXCHANGE AND
OBTAIN A NEW CERTIFICATE (OR CERTIFICATES) REPRESENTING THE ACTUAL NUMBER AND
TYPE OF SHARES OWNED.

NOTE:  SHARES REPRESENTED BY THIS CERTIFICATE MAY BE REDEEMED WITHOUT THE
CONSENT OR APPROVAL OF THE SHAREHOLDER FOR THE THEN CURRENT NET ASSET VALUE PER
SHARE IF AT SUCH TIME THE SHAREHOLDER OWNS OF RECORD SHARES HAVING AN AGGREGATE
NET ASSET VALUE OF LESS THAN THE MINIMUM INITIAL INVESTMENT AMOUNT.

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EXPLANATION OF ABBREVIATIONS
THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE REGISTRATION ON THE FACE OF THIS
CERTIFICATE, SHALL HAVE THE MEANINGS ASSIGNED BELOW:

ADM       - ADMINISTRATRIX      FBO              -  FOR THE BENEFIT OF       TTEE         -  TRUSTEE
             ADMINISTRATOR      GDN              -  GUARDIAN                 U/A          -  UNDER AGREEMENT
COM       -  COMMUNITY          JT TEN           -  JOINT TENANTS WITH       UDT          -  UNDERDECLARATION
PROP      PROPERTY                               RIGHT OF SURVIVORSHIP                    OF TRUST
CONS      - CONSERVATOR         JTWROS                                       UGMA/        -  UNIFORM GIFTS TO
CUST      - CUSTODIAN           LIFE TEN         -   LIFE TENANT             (STATE)      MINORS ACT IN EFFECT
DTD       - DATED               (STATE)/TOD      -  UNIFORM TRANSFER         UTMA/        IN THE STATE
                                                 ON DEATH                    (STATE)      INDICATED
                                                                                          -  UNIFORM TRANSFERS
                                                                                          TO MINORS ACT IN
EST       - ESTATE OF THE       TR               ACT IN EFFECT IN THE        U/W          EFFECT IN THE STATE
ET AL     ESTATE OF             TEN COM          STATE INDICATED                          INDICATED
EXEC      - AND OTHERS                           -  TRUST                                 -  LAST WILL AND
          - EXECUTOR                             -  TENANTS IN COMMON                     TESTAMENT UNDER LAST
                                                                                          WILL AND TESTAMENT OF
                                                                                          UNDER THE WILL OF
          - EXECUTRIX           -  TENANTS BY THE   ENTIRETIES                               OF THE WILL OF
          TEN ENT

NOTE:  ABBREVIATIONS REFER WHERE APPROPRIATE TO THE SINGULAR OR PLURAL, MALE OR FEMALE.
OTHER ABBREVIATIONS MAY ALSO BE USED, INCLUDING U.S. POSTAL SERVICE TWO-LETTER STATE
ABBREVIATIONS.

REQUIREMENTS:  THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH
THE NAME(S) WRITTEN ON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR.
SIGNATURE(S) MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR," SUCH AS A BANK,
SAVINGS ASSOCIATION OR CREDIT UNION THAT IS FEDERALLY INSURED OR A MEMBER FIRM
OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.  A NOTARY PUBLIC IS NOT
AN ACCEPTABLE GUARANTOR.

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL, ASSIGN, AND TRANSFER
                             SHARES OF THE ISSUER REPRESENTED BY THIS
CERTIFICATE TO:

(PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE)AND DO HEREBY IRREVOCABLY
CONSTITUTE AND APPOINT  ___________________________________________________
ATTORNEY TO TRANSFER THESE SHARES ON THE BOOKS OF THE ISSUER WITH FULL POWER OF
SUBSTITUTION.

SIGNATURE OF OWNER                   DATE
SIGNATURE OF CO-OWNER, IF ANY                   DATE

IMPORTANT:  BEFORE SIGNING, PLEASE READ AND COMPLY WITH THE REQUIREMENTS
PRINTED ABOVE.

SIGNATURE(S) GUARANTEED BY:
______________________________________________________________________